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                                                                    Exhibit 23.0

                        Consent of Independent Auditors

The Board of Directors
quepasa.com, inc.:

We consent to the inclusion of our report dated April 11, 2000, with respect to the balance sheet of eTrato.com, inc. as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (June 16, 1999) through December 31, 1999, which report appears in the Form 8-K/A of quepasa.com, inc. filed on April 14, 2000.

                                             /s/ KPMG LLP

Phoenix, Arizona
April 13, 2000